                                                                    Exhibit 99.1

PRIMUS GUARANTY REPORTS FIRST QUARTER 2005 GAAP NET LOSS OF $13.9 MILLION, OR
$0.32 PER DILUTED SHARE INCLUDED NET UNREALIZED LOSS OF $20 MILLION

Primus Guaranty, Ltd. ("Primus Guaranty") (NYSE: PRS), a leading provider of credit protection, today announced a GAAP net loss of $13.9 million, or $0.32 per diluted share for its first quarter 2005, compared with a net loss of $8.3 million, or $3.21 per diluted share for the first quarter of 2004. The quarterly net losses for 2005 and 2004 included declines in the fair value of the credit swap portfolio of $19.5 million and $14.5 million respectively for the periods.
The company incurred an unusual expense in the first quarter 2005 of approximately $800 thousand, or $0.02 per diluted share, due to accelerated compensation expense as a result of personnel changes.

RESULTS FOR QUARTER ENDED MARCH 31, 2005

The GAAP net loss for the quarter ended March 31, 2005 was $13.9 million compared with a loss of $8.3 million in the corresponding quarter of 2004; an increase of $5.6 million. Total revenues for the quarter ended March 31, 2005 were a negative $4.9 million, compared with total revenues of a negative $2.3 million in the same quarter in 2004. Total expenses in the first quarter of 2005 were $8.9 million, $3.0 million higher than the $5.9 million from the same period of 2004. Details of the changes in revenues and expenses are provided below.

Net credit swap revenue, which comprises net premiums earned, as well as realized and unrealized gains and losses on the swap portfolio, was a negative
$8.2 million in the first quarter of 2005, compared with a negative $3.0 million for the same period in 2004. The decline is almost entirely attributable to increased unrealized mark-to-market losses on the portfolio of credit swaps sold. The unrealized mark-to-market loss was $19.5 million in the first quarter
2005 compared with a loss of $14.5 million in the same period of 2004. The reason for the increase in unrealized mark-to-market losses was the general widening of market credit swap premiums at the end of the quarter.

Premiums earned on credit swaps sold increased 16.2% to $11.6 million in the first quarter of 2005 from $10.0 million for the same period in 2004. The increase was primarily driven by the growth in the credit swap portfolio during
2004 and the first quarter of 2005. The outstanding notional principal on the
Company's portfolio of credit swaps sold was $10.8 billion at March 31, 2005, compared with $8.0 billion at March 31, 2004. Premium expense on credit swaps purchased as short-term investments was $403 thousand in the first quarter of
2005, an increase of $281 thousand from the first quarter of 2004. The increase in premium expense on credit swaps purchased was mainly due to increased size of notional principal of credit swaps purchased. The outstanding notional principal on the Company's portfolio of credit swaps purchased as short-term investments was $485 million at March 31, 2005, compared with $125 million at March 31,
2004.

Realized gains on the portfolio of credit swaps sold were $119 thousand in the first quarter of 2005, compared with realized gains of $1.2 million in the first quarter of 2004. There were no

realized losses on the portfolio of credit swaps sold for the first quarters of
2005 or 2004. Net realized gains on the portfolio of credit swaps purchased for short-term investment purposes were $14 thousand for the first quarter of 2005 compared with $421 thousand in the same period of 2004.

Unrealized mark-to-market losses on the portfolio of credit swaps sold were
$20.0 million in the first quarter of 2005, compared with unrealized mark-to-market losses of $15.0 million in the corresponding quarter of 2004. In both cases, market premium levels increased during the quarter, resulting in mark-to-market losses. The movement in market premiums was slightly greater in
2005, compared with 2004 and the impact of the movement in premiums was compounded by the increased size of the portfolio in 2005. The increased market credit swap premiums also had the effect of creating mark-to-market gains in the portfolio of credit swaps purchased as short-term investments. This portfolio showed an unrealized mark-to-market gain of $407 thousand in the first quarter of 2005, compared with a $450 thousand gain for the same period of 2004.

Interest income for the first quarter of 2005 was $3.7 million compared with
$652 thousand for the same quarter in 2004. This was due to the increase in our average invested balances and higher investment yields. Average balances were
$482.7 million for the first quarter of 2005, compared with $263.1 million in the same quarter of 2004. The increase was attributable to the IPO proceeds of approximately $110.7 million and proceeds from the issuance of $75.0 million of subordinated deferrable interest notes in July 2004, together with the retention of cash earnings. The average investment yield increased to 3.06% in the first quarter of 2005, up 207 basis points from an average of 0.99% in the first quarter of 2004. The increase in yield was primarily due to increases in short-term market interest rates.

Credit swap asset management fees for the first quarter of 2005 were $42 thousand. There were no such fees in the first quarter of 2004, as the asset management initiative was launched in the third quarter of 2004. Asset management fees are earned ratably over the life of the contract, which is generally 5 years, and an additional contingent fee would be received at the end of the contract if certain pre-agreed success conditions are met.

Total operating expenses, excluding financing costs, were $7.7 million for the first quarter of 2005, compared with $5.3 million in the first quarter of 2004.
The total operating expenses of $7.7 million includes a provision for accelerated compensation expense of approximately $800 thousand, or $0.02 per diluted share, attributable to personnel changes.

Compensation expenses were $5.2 million (inclusive of the provision of $800 thousand) in the first quarter of 2005, compared with $3.4 million in the same period of 2004. Other than the provision described above, the increase in compensation expense was attributable to an increased bonus pool accrual, and additional employee stock and option expense. Other operating expenses for the first quarter of 2005 were similar to the expenses in the same quarter of 2004, with the exception of professional fees, which increased from $415 thousand to
$954 thousand, primarily due to additional reporting expenses incurred for our first year as a public company.

Financing costs, comprising distributions on preferred shares and interest expense, were $1.1 million in the first quarter of 2005, compared with $542 thousand in the first quarter of 2004. The increase in financing costs was primarily attributable to the interest expense associated with the issuance of
$75 million of subordinated deferrable interest notes in July 2004, coupled with an increase in distributions on preferred shares, compared with the same period in 2004.

BALANCE SHEET

At March 31, 2005, total assets were $528.4 million, a decrease of 2.6% from total assets of $542.7 million at December 31, 2004. This decrease was due primarily to the decrease in the unrealized gain on credit swaps, which resulted from the widening of credit swap premiums at the end of the quarter. At March
31, 2005, shareholders' equity was $345.8 million, a 4.2% decrease from shareholders' equity of $361.0 million at December 31, 2004. The decrease in shareholders' equity was a direct result of the GAAP net loss in the quarter.

CREDIT SWAP PORTFOLIOS

At March 31, 2005, our portfolio of credit swaps sold totaled $10.8 billion, up
2.7% from our portfolio of credit swaps sold of $10.5 billion at December 31,
2004. The credit swap portfolio's weighted average credit ratings at March 31,
2005 were A/A3, the same as at December 31, 2004. There were 497 reference entities in the portfolio at March 31, 2005 compared with 476 reference entities at December 31, 2004. As of March 31, 2005, there were no credit events on our credit swap portfolio.

The portfolio of credit swaps purchased as short-term investments was $485 million at March 31, 2005, compared with a balance of $468 million at December
31, 2004.

OTHER PERFORMANCE DATA

In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, we believe it is appropriate to consider both our United States GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps.
Therefore, we evaluate what our economic results would have been if we excluded from revenue the amounts of any unrealized gains and losses on our portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although we amortize those gains over the remaining original lives of the terminated contracts.

During the first quarter of 2005, unrealized losses on the portfolio of credit swaps sold were $19.9 million. Realized gains on the portfolio of credit swaps sold were $119 thousand and the amortization of previously realized gains was
$1.6 million.

EARNINGS CONFERENCE CALL

Primus Guaranty will host a conference call Tuesday, May 10, 2005, at 11:00 AM
(ET) with access available via Internet and telephone. To access the live conference call, dial (800) 901-5217 (toll-free domestic) or (617) 786-2964
(international). The access code is 87461547. Please call to register at least
10 minutes before the conference call begins. A replay of the call will be available for two weeks via telephone starting at approximately 1:00 PM (ET) on
Tuesday, May 10, 2005, and can be accessed at (888) 286-8010 (toll-free domestic) or (617) 801-6888 (international). The access code is 79660062. The webcast will be live as well as archived for one quarter on Primus Guaranty's website: www.primusguaranty.com. To access the webcast, refer to the investor relations section of the website, and click on webcast icon in center of page.

ABOUT PRIMUS GUARANTY

Primus Guaranty, Ltd., through its principal operating subsidiary, Primus
Financial Products, LLC, offers protection against the risk of default on investment grade credit obligations. Primus Financial assumes these risks through the sale of credit default swaps to dealers, banks and portfolio managers. As a swap counterparty, Primus Financial is rated Aaa by Moody's
Investor Service, Inc. and AAA by Standard & Poor's Rating Services. Another
subsidiary of Primus Guaranty, Primus Asset Management, Inc., manages the credit swap portfolios of Primus Financial and third parties.

The company is traded on the New York Stock Exchange under the symbol PRS.
Primus Guaranty is a Bermuda company, with the operations of its principal subsidiaries, Primus Financial Products and Primus Asset Management,
headquartered in New York City.

SAFE HARBOR STATEMENT

Some of the statements included in this press release, particularly those anticipating future financial performance, business prospects, growth and operating strategies and similar matters, are forward-looking statements that involve a number of risks and uncertainties. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the
Private Securities Litigation Reform Act of 1995. For a discussion of the factors that could affect our actual results please refer to the risk factors identified from time to time in our SEC reports, including, but not limited to, our 10-Q, as filed with the SEC.

                              PRIMUS GUARANTY, LTD.
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                   (dollars in 000s except per share amounts)

                                                                      MARCH 31,       DECEMBER 31,
                                                                        2005              2004
                                                                   ---------------   --------------
ASSETS                                                                Unaudited

Cash and cash equivalents........................................   $  349,627        $  320,989
Short-term investments...........................................      133,606           161,101
Accrued interest receivable......................................        2,128             1,381
Accrued premiums on credit swaps.................................        3,162             3,349
Premiums receivable on credit swaps..............................          185               197
Premiums receivable on financial guarantees......................          700               800
Asset management fee receivable..................................           32                15
Prepaid expenses.................................................          715               868
Unrealized gain on credit swaps, at fair value...................       31,017            46,517
Fixed assets, less accumulated depreciation of $559
  in 2005 and $493 in 2004.......................................        1,744             1,800
Internal use software costs, less accumulated amortization
  of $6,342 in 2005 and $5,893 in 2004...........................        4,014             4,297
Income tax receivable............................................          279               279
Debt issuance costs..............................................        1,143             1,125
                                                                   ---------------   --------------
     Total assets................................................   $  528,352        $  542,718
                                                                   ===============   ==============

LIABILITIES AND SHAREHOLDERS' EQUITY
Accounts payable and accrued expenses............................   $    1,691        $      904
Compensation payable.............................................        1,455             5,317
Brokerage fees payable...........................................           19                14
Current state and local taxes payable............................           46                12
Interest payable.................................................          353               364
Long-term debt...................................................       75,000            75,000
Unrealized loss on credit swaps, at fair value...................        4,292               259
Deferred rent payable............................................          450               455
Deferred financial guarantee premiums............................          707               806
Deferred credit swap premiums....................................           63                69
                                                                   ---------------   --------------
     Total liabilities...........................................       84,076            83,200

Preferred securities of subsidiary...............................       98,521            98,521
Commitments and contingencies

Shareholders' equity:
  Common stock, $0.08 par value, 62,500,000 shares authorized,
    43,062,428 and 42,780,033 shares issued and outstanding
    at March 31, 2005 and December 31, 2004, respectively........        3,533             3,535
  Additional Paid-in-Capital.....................................      263,474           264,860
  Warrants.......................................................          612               612
  Retained earnings .............................................       78,136            91,990
                                                                   ---------------   --------------
Total shareholders' equity.......................................      345,755           360,997
                                                                   ---------------   --------------
Total liabilities, preferred securities of subsidiary and
  shareholders' equity...........................................   $  528,352        $  542,718
                                                                   ===============   ==============

                              PRIMUS GUARANTY, LTD.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                   (amounts in 000s except per share amounts)

                                                       THREE MONTHS ENDED
                                                            MARCH 31,
                                                  ----------------------------
                                                      2005           2004
                                                  -------------  -------------
                                                           Unaudited
REVENUES
Net credit swap revenue........................   $   (8,198)    $   (3,030)
Premiums earned on financial guarantees.......            99             99
Interest income...............................         3,693            652
Rental income.................................             -             27
Asset management fees.........................            42              -
Foreign currency revaluation..................          (564)           (73)
                                                  -------------  -------------
Total net revenues............................        (4,928)        (2,325)
                                                  -------------  -------------

EXPENSES

Employee compensation and benefits............         5,196          3,423
Professional and legal fees...................           954            415
Fixed asset depreciation and amortization.....           516            474
Technology and data feeds.....................           317            307
Rent..........................................           190            173
Bank fees.....................................           180             84
Rating agency fees............................            71             63
Brokerage expense.............................            34            218
Interest expense..............................           493              -
Other.........................................           290            166
                                                  -------------  -------------
Total expenses................................         8,241          5,323
Distributions on preferred securities of
   subsidiary.................................           649            542
                                                  -------------  -------------
Income (loss) before (provision) benefit
  for income taxes............................       (13,818)        (8,190)
Benefit (provision) for income taxes..........           (36)           (72)
                                                  -------------  -------------
NET INCOME (LOSS) AVAILABLE TO COMMON SHARES..    $  (13,854)        (8,262)
                                                  =============  =============

Earnings (loss) per common share:
Basic.........................................    $    (0.32)    $    (3.21)
Diluted.......................................    $    (0.32)    $    (3.21)
Average common shares outstanding:
Basic.........................................        43,213          2,570
Diluted.......................................        43,213          2,570

PRIMUS GUARANTY, LTD.
SUMMARY FINANCIAL INFORMATION
(AMOUNTS IN 000'S EXCEPT PER SHARE DATA)

                                                                 FOR THE THREE MONTHS ENDED
                                    ---------------------------------------------------------------------------------
                                    MARCH 31,  DECEMBER  SEPTEMBER  JUNE 30, MARCH 31, DECEMBER  SEPTEMBER  JUNE 30,
                                      2005     31, 2004  30, 2004     2004     2004    31, 2003  30, 2003     2003
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------
                                                                        (UNAUDITED)
                                    ---------------------------------------------------------------------------------

REVENUES
Net credit swap revenue             $ (8,198)  $ 21,563  $ 23,331   $ 5,865  $ (3,030) $ 23,776  $ 21,804   $ 45,961
Premiums earned on financial
  guarantees                              99        100        99        97        99         -         -          -
Interest income                        3,693      2,316     1,166       716       652       702       607        635
Rental income                              -          -         -        13        27        27        26         27
Asset management fees                     42         12         3         -         -         -         -          -
Foreign exchange revaluation            (564)       765        66       (32)      (73)        -         -          -
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------
                                      (4,928)    24,756    24,665     6,659    (2,325)   24,505    22,437     46,623
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------
EXPENSES
Compensation                           5,196      6,659     3,858     3,861     3,423     3,557     3,112      2,615
Technology and data feeds                317        449       243       364       307       307       330        377
Professional and legal fees              954      1,254       382       363       415     1,017       480      1,129
Rent                                     190        194       193       184       173       185       164        165
Fixed asset depreciation and
  amortization                           516        497       494       486       474     3,786       689        682
Other operating expenses                 575        911       713       577       531       638       523        550
Financing costs                        1,142      1,094       778       605       542       489       534        610
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------
                                       8,890     11,058     6,661     6,440     5,865     9,979     5,832      6,128
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------
Income (loss) before
  income taxes                       (13,818)    13,698    18,004       219    (8,190)   14,526    16,605     40,495
Income tax expense (benefit)              36        (49)      (22)       45        72      (299)       22        (32)
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------
NET INCOME (LOSS)                   $(13,854)  $ 13,747  $ 18,026   $   174  $ (8,262) $ 14,825  $ 16,583   $ 40,527
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------

PER SHARE AND SHARE DATA

Basic earnings (loss) per share     $  (0.32)  $   0.32  $   4.23   $  0.05  $  (3.21) $   5.89  $   6.59   $  16.11

Weighted average common shares
  outstanding - basic                 43,213     42,957     4,264     3,527     2,570     2,517     2,517      2,515

Diluted earnings (loss)
  per share                         $  (0.32)  $   0.31  $   0.51   $  0.01  $  (3.21) $   0.44  $   0.49   $   1.20

Weighted average common shares
  outstanding - diluted               43,213     44,401    35,219    34,768     2,570    34,002    33,965     33,843

NET CREDIT SWAP REVENUE
  COMPONENTS
Credit swaps sold
  Premium income                    $ 11,628   $ 11,894  $ 11,192   $10,398  $ 10,010  $  9,485  $ 10,303   $ 10,179
  Realized gains                         119        173     3,251       948     1,161     3,224     7,360      5,960
  Realized losses                          -       (348)     (778)      (13)        -       (50)        -          -
  Change in unrealized
    gains/losses                     (19,963)    11,153    10,998    (5,285)  (14,967)   10,912     4,170     29,636

Credit swaps purchased as
  short-term investments
  Premium expense                       (403)      (400)     (279)     (126)     (122)      (19)        -          -
  Realized gains                          21        174       346       319       421        28         -          -
  Realized losses                         (7)       (51)      (34)      (47)        -         -         -          -
  Change in unrealized
    gains/losses                         407     (1,027)   (1,335)     (313)      450        23         -          -

Credit swaps purchased to
  offset credit risk on
  certain swaps sold
  Premium expense                        (23)       (23)      (23)      (23)      (23)      (28)      (23)       (24)
  Realized gains                           -          -         -         -         -         -         -          -
  Realized losses                          -          -         -         -         -         -         -       (448)
  Change in unrealized
    gains/losses                          23         18        (7)        7        40       201        (6)       658
                                    ---------  --------- ---------  -------- --------- --------- ---------  --------
Net credit swap revenue             $ (8,198)  $ 21,563  $ 23,331   $ 5,865  $ (3,030) $ 23,776  $ 21,804   $ 45,961
                                    ========= ========== =========  ======== ========= ========= =========  ========

                                         FOR THE THREE
                                         MONTHS ENDED
                                      -------------------
                                      MARCH 31, MARCH 31,
                                        2005      2004
                                      --------- ---------
                                          (UNAUDITED)
                                      -------------------

REVENUES
Net credit swap revenue               $ (8,198) $ (3,030)
Premiums earned on financial
  guarantees                                99        99
Interest income                          3,693       652
Rental income                                -        27
Asset management fees                       42         -
Foreign exchange revaluation              (564)      (73)
                                      --------- ---------
                                        (4,928)   (2,325)
                                      --------- ---------
EXPENSES
Compensation                             5,196     3,423
Technology and data feeds                  317       307
Professional and legal fees                954       415
Rent                                       190       173
Fixed asset depreciation and
  amortization                             516       474
Other operating expenses                   575       531
Financing costs                          1,142       542
                                      --------- ---------
                                         8,890     5,865
                                      --------- ---------
Income (loss) before
  income taxes                         (13,818)   (8,190)
Income tax expense (benefit)                36        72
                                      --------- ---------
NET INCOME (LOSS)                     $(13,854) $ (8,262)
                                      --------- ---------

PER SHARE AND SHARE DATA

Basic earnings (loss) per share       $  (0.32) $  (3.21)

Weighted average common shares
  outstanding - basic                   43,213     2,570

Diluted earnings (loss)
  per share                           $  (0.32) $  (3.21)

Weighted average common shares
  outstanding - diluted                 43,213     2,570

NET CREDIT SWAP REVENUE
  COMPONENTS
Credit swaps sold
  Premium income                      $ 11,628  $ 10,010
  Realized gains                           119     1,161
  Realized losses                            -         -
  Change in unrealized
    gains/losses                       (19,963)  (14,967)

Credit swaps purchased as
  short-term investments
  Premium expense                         (403)     (122)
  Realized gains                            21       421
  Realized losses                           (7)        -
  Change in unrealized
    gains/losses                           407       450

Credit swaps purchased to
  offset credit risk on
  certain swaps sold
  Premium expense                          (23)      (23)
  Realized gains                             -         -
  Realized losses                            -         -
  Change in unrealized
    gains/losses                            23        40
                                      --------- ---------
Net credit swap revenue               $ (8,198) $ (3,030)
                                      ========= =========

PRIMUS GUARANTY, LTD.

SUMMARY FINANCIAL INFORMATION
FIRST QUARTER 2005
(DOLLARS IN 000'S)

                                                                                  AS OF
                                   -------------------------------------------------------------------------------------------------
                                    March 31,  December 31, September 30,  June 30,  March 31,  December 31, September 30,  June 30,
                                      2005         2004         2004         2004      2004        2003          2003         2003
                                   ----------  ------------ ------------- ---------- ---------  ------------ -------------  --------
                                                                               (UNAUDITED)
                                   -------------------------------------------------------------------------------------------------

ASSETS
Cash and cash equivalents          $ 349,627    $ 320,989     $ 357,539   $ 272,523  $ 240,548   $ 257,967     $ 247,982   $ 236,255
Short-term investments               133,606      161,101         3,429       3,441     23,624       3,968         3,002           -
Unrealized gain on credit swaps,
  at fair value                       31,017       46,517        37,072      29,121     32,446      46,594        35,458      31,250
Receivable from underwriters               -            -       114,797           -          -           -             -           -
Other assets                          14,102       14,111        13,262      14,948     12,946      12,900        16,181      16,675
                                   ----------   ----------    ----------  ---------- ----------  ----------    ----------  ---------
Total assets                         528,352      542,718       526,099     320,033    309,564     321,429       302,623     284,180
                                   ==========   ==========    ==========  ========== ==========  ==========    ==========  =========

LIABILITIES
Long-term debt of subsidiary          75,000       75,000        75,000           -          -           -             -           -
Compensation accrual                   1,455        5,317         4,479       3,042      1,604       5,474         3,643       2,251
Unrealized loss on credit swaps,
  at fair value                        4,292          259           958       2,664        394          68            66          22
Other liabilities                      3,329        2,624         3,271       2,169      2,065       2,528           664         558
                                   ----------   ----------    ----------  ---------- ----------  ----------    ----------  ---------
Total liabilities                     84,076       83,200        83,708       7,875      4,063       8,070         4,373       2,831
                                   ----------   ----------    ----------  ---------- ----------  ----------    ----------  ---------

Preferred securities of subsidiary    98,521       98,521        98,521      98,521     98,521      98,521        98,521      98,521

SHAREHOLDER'S EQUITY
Equity                               267,619      269,007       265,626     153,420    147,155     146,533       146,250     145,931
Retained earnings (accumulated
  deficit)                            78,136       91,990        78,244      60,217     59,825      68,305        53,479      36,897
                                   ----------   ----------    ----------  ---------- ----------  ----------    ----------  ---------
Total shareholder's equity           345,755      360,997       343,870     213,637    206,980     214,838       199,729     182,828
                                   ----------   ----------    ----------  ---------- ----------  ----------    ----------  ---------
Total liabilities and
  shareholder's equity             $ 528,352    $ 542,718     $ 526,099   $ 320,033  $ 309,564   $ 321,429     $ 302,623   $ 284,180
                                   ==========   ==========    ==========  ========== ==========  ==========    ==========  =========

PRIMUS GUARANTY, LTD.
STATISTICAL PORTFOLIO INFORMATION
FIRST QUARTER 2005
(USD EQUIVALENT IN 000'S)

                                                                      FOR THE THREE MONTHS ENDED
                                ----------------------------------------------------------------------------------------------------
                                  MARCH 31,   DECEMBER  SEPTEMBER   JUNE 30,   MARCH 31,  DECEMBER  SEPTEMBER   JUNE 30,  MARCH 31,
                                    2005      31, 2004   30, 2004     2004       2004     31, 2003   30, 2003     2003      2003
                                ----------------------------------------------------------------------------------------------------
                                                                              (UNAUDITED)
                                ----------------------------------------------------------------------------------------------------

CREDIT SWAPS SOLD
End of period notional          $10,830,649 $10,544,728 $9,440,873 $8,626,160 $7,992,598 $6,291,375 $6,281,319 $6,228,138 $5,695,234

New transaction volume          $   995,507 $ 1,672,937 $1,674,570 $1,042,088 $2,064,626 $  395,250 $  613,768 $  881,357 $1,209,734

Maturities, assignments,
  unwinds and foreign exchange
  adjustment                    $   709,586 $   569,082 $  859,857 $  408,526 $  363,403 $  385,194 $  560,587 $  348,453 $  165,000

Weighted average tenor -
  portfolio (years)                    2.88        2.89       2.78       2.77       2.76       2.79       2.91       3.12       3.32

CREDIT SWAPS PURCHASED AS
  SHORT-TERM INVESTMENTS
End of period notional          $   484,460 $   468,175 $  372,886 $  217,095 $  125,000 $  130,000 $        - $        - $        -

New transaction volume          $   35,000  $   102,090 $  191,924 $  207,095 $   50,000 $  135,000 $        - $        - $        -

Maturities, assignments,
  unwinds and foreign exchange
  adjustment                    $   18,715  $     6,801 $   36,133 $  115,000 $   55,000 $    5,000 $        - $        - $        -

Weighted average tenor -
  portfolio (years)                   4.47        4.69       4.91        5.05       5.05       4.54       0.00       0.00       0.00

CREDIT SWAPS PURCHASED TO
  OFFSET CREDIT RISK ON
  CERTAIN SWAPS SOLD
End of period notional          $    5,000  $    5,000  $   5,000  $    5,000 $    5,000 $    5,000 $    5,000 $    5,000 $   10,000

New transaction volume          $        -  $        -  $       -  $        - $        - $        - $        -            $        -

Maturities, assignments,
  unwinds and foreign exchange
  adjustment                    $        -  $        -  $       -  $        - $        - $        - $        - $    5,000 $        -

Weighted average tenor -
  portfolio (years)                   2.63        2.89       3.14        3.39       3.64       3.90       4.15       4.41       4.60

PRIMUS GUARANTY, LTD.
SUMMARY FINANCIAL INFORMATION - OTHER PERFORMANCE DATA
FIRST QUARTER 2005
(DOLLARS IN 000'S)

In managing our business and assessing its growth and profitability from a strategic and financial planning perspective, we believe it is appropriate to consider both our U.S. GAAP financial results as well as the impact on those results of fair value accounting and the termination of credit swaps. Therefore, we evaluate what our economic results would have been if we excluded from revenue the amounts of any unrealized gains and losses on our portfolio of credit swaps sold, and any realized gains from terminations of credit swaps sold prior to maturity, although we amortize those gains over the remaining original lives of the terminated contracts, except for credit swaps purchased as investments.

                                                                     FOR THE THREE MONTHS ENDED
                             -------------------------------------------------------------------------------------------------------
                             MARCH 31,   DECEMBER   SEPTEMBER   JUNE 30,   MARCH 31,   DECEMBER    SEPTEMBER    JUNE 30,   MARCH 31,
                               2005      31, 2004    30, 2004     2004       2004      31, 2003     30, 2003      2003       2003
                             -------------------------------------------------------------------------------------------------------
                                                                             (UNAUDITED)
                             -------------------------------------------------------------------------------------------------------

Change in unrealized fair
value of credit swaps sold
[gain/loss]                  $(19,940)   $ 11,171    $ 10,991   $(5,278)  $(14,927)     $11,113      $4,164      $30,294     $1,145

Realized gains from early
termination of credit swaps
sold                              119         173       3,251       948      1,161        3,224       7,360        5,960      1,769

Amortization of realized
gains from the early
termination of credit
swaps sold                      1,624      l1,681       1,542     1,500      1,452        1,317         882          462        232